UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2015

Oxford City Football Club, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54434	05-0554762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Fairway Drive, Suite 302, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617.501.6766

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 24, 2015, the Company’s Board of Directors appointed Sven Hall, Tony Lindsay and Yoseph Shalev to serve as members of the Board of Directors.

Sven Hall

Mr. Hall has years of experience in engineering and held several positions with Saab Scania AB, Saab Training Systems AB, Saab Scania Combitech AB and Saab Wood AB from 1975 to 1987. Most recently, from 2004 to the present, he has been the CEO for Ateco, a Swedish company in the fire alarm business.

Mr. Hall does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Hall is qualified to serve on the Company’s Board of Directors because of his experience and expertise in management. His initial term shall last until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.

Tony Lindsay

From 2014 to the present, Mr. Lindsay has been the owner of Silver Rain Investments LLC, a firm that helps clients locate discounted homes for investment purposes. From 2004 to the present, Mr. Lindsay has also been a real estate broker in Gig Harbor Washington.

Mr. Lindsay does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Lindsay is qualified to serve on the Company’s Board of Directors because of his experience and expertise in real estate matters. His initial term shall last until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.

Yoseph Shalev

Yoseph Shalev, MD, is currently Section Head of Cardiology for Wheaton Franciscan Health Care in St. Jospeh’s Hospital, Milwaukee, WI. A primary investigator for national and international grant-funded studies and co-investigator for many others. He lectures frequently on advances in managing congestive heart failure and acute ischemic syndromes. Dr. Yoseph Shalev is a reviewer for Sports Medicine, Catheterization and Cardiovascular Diagnosis, and Journal of the American College of Cardiology. He has published original articles and presented abstracts at scientific meetings of the American College of Cardiology and the American Heart Association, as well as abroad.

Board certified in Cardiology, Interventional Cardiology and Internal Medicine, Dr. Shalev has also been Clinical Adjunct Associate Professor, Department of Medicine at the University of Wisconsin School of Medicine and Public Health, Aurora Sinai/Aurora St. Luke’s Medical Canters, in Milwaukee, Wisconsin.

Dr. Shalev holds an M.D. Degree from School of Medicine of the Hebrew University, Hadassah, Jerusalem in 1973. He completed an internship from 1973 to 1974 at Kaplan Hospital, Rehovot, Israel. He has a fellow in Cardiology, Clinical Cardiology and Interventional Cardiology from Kaplan Hospital, Rehovot, Israel, and University of Wisconsin Medical School (Milwaukee Clinical Campus), Sinai Samaritan Medical Center, Milwaukee, Wisconsin from 1984 to 1990.

Dr. Shalev does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Dr. Shalev is qualified to serve on the Company’s Board of Directors because of his experience and expertise in teaching and developing curriculum. His initial term shall last until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.

There were no arrangements or understandings between any of the above named Directors and any other persons pursuant to which such individual was selected as a Director of our company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford City Football Club, Inc.

/s/ Thomas Guerriero
Thomas Guerriero
Chief Executive Officer

Date: September 25, 2015

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